As Filed with the United States Securities and Exchange Commission on October 15, 2020.
1940 Act Registration No. 811-02611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 70	☒

Invesco Exchange Fund
(Exact Name of Registrant as Specified in Declaration of Trust)

11 Greenway Plaza, Suite 1000, Houston, TX 77046
(Address of Principal Executive Office)
Registrant’s Telephone Number, including Area Code: (713) 626-1919
Jeffrey H. Kupor, Esquire
11 Greenway Plaza, Suite 1000, Houston, TX 77046
(Name and Address of Agent for Service)

Copies to:
Taylor V. Edwards, Esquire Invesco Advisers, Inc. 225 Liberty Street, 15th FL New York, NY 10281-1087	Matthew R. DiClemente, Esquire Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, Pennsylvania 19103-7018

EXPLANATORY NOTE
This Post-Effective Amendment No. 70 to the Registration Statement of Invesco Exchange Fund (the “Registrant”) on Form N-1A incorporates herein Part A and Part B as filed in Post-Effective Amendment No. 69 of the Registrant on April 29, 2020 (Accession No. 0001683863-20-006769) (“Amendment No. 69”) and is being filed to amend and supplement Amendment No. 69.
The audited financial statements of the Registrant for the annual period ended December 31, 2019 (as filed on March 6, 2020 (Accession No. 0001193125-20-064471)) and the unaudited semi-annual financial statements of the Registrant for the semi-annual period ended June 30, 2020 (as filed on September 4, 2020 (Accession No. 0001193125-20-239626)) contained in the Annual and Semi-Annual Reports of the Registrant, respectively, are incorporated herein by reference.

Part A and Part B are hereby supplemented with the following information:
Item 5 in Part A is revised as follows:
Invesco Advisers, Inc. (the “Adviser”) is the Fund’s investment adviser.
Investment Sub-Adviser: Invesco Asset Management Deutschland GmbH
Information about the current persons jointly and primarily responsible for the day to day management of the Fund’s portfolio are shown below:
Name	Title with Adviser	Date Began Managing the Fund
Nils Huter	Portfolio Manager	2020
Daniel Tsai	Portfolio Manager	2020

Paragraph 3 of Item 10 in Part A is revised as follows:
Invesco Asset Management Deutschland (Invesco Deutschland) serves as the Fund’s investment sub-adviser. Invesco Deutschland, an affiliate of the Adviser, is located at An der Welle 5, 1st Floor, Frankfurt, Germany. Invesco Deutschland has been managing assets for institutional and retail clients since 1998. Invesco Deutschland provides portfolio management services to the Fund.
In addition, Invesco has entered into one or more Sub-Advisory Agreements (the “Sub-Advisory Agreements) with certain affiliates to serve as sub-advisers to the Fund (the “Sub-Advisers”), pursuant to which these affiliated Sub-Advisers may be appointed by the Adviser from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund. Each of these affiliated Sub-Advisers is a registered investment adviser under the Investment Advisers Act of 1940. Each Sub-Adviser is an indirect wholly owned subsidiary of Invesco Ltd.

Paragraph 6 of Item 10 in Part A is revised as follows:
Investment management decisions for the Fund are made by the investment management teams at Invesco and Invesco Deutschland. The following individuals are jointly and primarily responsible for the day to day management of the Fund’s portfolio:
Nils Huter, Portfolio Manager, who has been responsible for the Fund since 2020 and has been associated with Invesco Deutschland and/or its affiliates since 2007.
Daniel Tsai, Portfolio Manager, who has been responsible for the Fund since 2020 and has been associated with Invesco and/or its affiliates since 2000.

The “Investments” table in Item 20 of Part B is revised as follows:

Investments

The following information is as of August 31, 2020 (unless otherwise noted):
Portfolio Manager	Dollar Range of Investments in the Fund
Nils Huter[1]	None
Daniel Tsai[1]	None
1. Began serving on the Fund effective October 15, 2020.

The “Assets Managed” table in Item 20 of Part B is revised as follows:

Assets Managed

The following information is as of August 31, 2020 (unless otherwise noted):
	Other Registered Investment Companies Managed		Other Pooled Investment Vehicles Managed		Other Accounts Managed
Portfolio Manager	Number of Accounts	Assets (in millions)	Number of Accounts	Assets (in millions)	Number of Accounts	Assets (in millions)
Nils Huter[1]	2	$6551.0	43	$8,336.0	86 [2]	$15,356.0 [2]
Daniel Tsai[1]	None	None	None	None	None	None
1. Began serving on the Fund effective October 15, 2020.
2. This amount includes 8 funds that pay performance-based fees with $1.4B in total assets under management.

PART C. OTHER INFORMATION
Item 28.    Exhibits.
Exhibit Number			Description
a	(1)		Third Amended and Restated Agreement and Declaration of Trust dated April 11, 2017.(5)
a	(2)		Amendment No. 1, dated March 27, 2019, to Third Amended and Restated Agreement and Declaration of Trust dated April 11, 2017.(8)
b			Third Amended and Restated Bylaws adopted effective October 26, 2016.(3)
c			Articles II, VI, VII, VIII and IX of the Third Amended and Restated Agreement and Declaration of Trust, as amended, and Articles IV, V and VI of the Third Amended and Restated Bylaws, both as previously filed define rights of holders of shares.
d	(1)	(a)	Master Investment Advisory Agreement dated September 30, 2015.(1)
d	(1)	(b)	Amended and Restated Master Investment Advisory Agreement dated July 1, 2020. (*)
d	(2)	(a)	Master Intergroup Sub-Advisory Agreement dated September 30, 2015.(4)
d	(2)	(b)	Amended and Restated Master Intergroup Sub-Advisory Agreement dated July 1, 2020. (*)
d	(3)	(a)	Sub-Advisory Contract between Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(b)	Amendment No. 1, dated July 30, 2012, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(c)	Amendment No. 2, dated September 25, 2012, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(d)	Amendment No. 3, dated February 25, 2013, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(e)	Amendment No. 4, dated December 16, 2013, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(f)	Amendment No. 5, dated April 22, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(g)	Amendment No. 6, dated June 26, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(h)	Amendment No. 7, dated October 14, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(i)	Amendment No. 8, dated September 30, 2015, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(j)	Amendment No. 9, dated December 21, 2015, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(k)	Amendment No. 10, dated June 30, 2016, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(l)	Amendment No. 11, dated July 1, 2016, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)

Exhibit Number			Description
d	(3)	(m)	Amendment No. 12, dated July 27, 2016, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(n)	Amendment No. 13, dated October 28, 2016, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(o)	Amendment No. 14, dated February 27, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(p)	Amendment No. 15, dated April 11, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(q)	Amendment No. 16, dated December 15, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(r)	Amendment No. 17, dated December 18, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)
d	(3)	(s)	Amendment No. 18, dated April 30, 2018, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011.(9)
d	(3)	(t)	Amendment No. 19, dated November 1, 2018, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(9)
d	(3)	(u)	Amendment No. 20, dated May 24, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(10)
d	(3)	(v)	Amendment No. 21, dated August 15, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(11)
d	(3)	(w)	Amendment No. 22, dated October 30, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(12)
d	(3)	(x)	Amendment No. 23, dated November 18, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(13)
d	(3)	(y)	Amendment No. 24, dated February 28, 2020, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated December 14, 2011.(17)
d	(3)	(z)	Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated July 1, 2020. (21)
d	(3)	(aa)	Amendment No. 1, dated August 5, 2020, to the Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated July 1, 2020. (22)
d	(3)	(bb)	Amendment No. 2, dated September 4, 2020, Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated July 1, 2020. (22)
d	(3)	(cc)	Amendment No. 3, dated October 9, 2020, to the Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Capital Management, LLC dated July 1, 2020. (22)
d	(4)	(a)	Sub-Advisory Contract between Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017. (6)
d	(4)	(b)	Amendment No. 1, dated December 15, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. Invesco Asset Management (India) Private Limited dated April 11, 2017. (6)

Exhibit Number			Description
d	(4)	(c)	Amendment No. 2, dated December 18, 2017, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017. (6)
d	(4)	(d)	Amendment No. 3, dated April 30, 2018, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(9)
d	(4)	(e)	Amendment No. 4, dated November 1, 2018, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(9)
d	(4)	(f)	Amendment No. 5, dated May 24, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(10)
d	(4)	(g)	Amendment No. 6, dated August 15, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(11)
d	(4)	(h)	Amendment No. 7, dated October 30, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(13)
d	(4)	(i)	Amendment No. 8, dated November 18, 2019, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(13)
d	(4)	(j)	Amendment No. 9, dated February 28, 2020, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(18)
d	(4)	(k)	Amendment No. 10, dated April 17, 2020, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(23)
d	(4)	(l)	Amendment No. 11, dated June 5, 2020, to the Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated April 11, 2017.(23)
d	(4)	(m)	Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated July 1, 2020.(22)
d	(4)	(n)	Amendment No 1, dated August 5, 2020, to the Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated July 1, 2020.(22)
d	(4)	(o)	Amendment No 2, dated September 4, 2020, to the Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated July 1, 2020.(22)
d	(4)	(p)	Amendment No 3, dated October 9, 2020, to the Amended and Restated Sub-Advisory Contract – Invesco Advisers, Inc. and Invesco Asset Management (India) Private Limited dated July 1, 2020.(22)
e			Omitted pursuant to General Instruction B.2 of Form N-1A.
f			Not Applicable.
g	(1)	(a)	Master Custodian Contract dated June 1, 2018.(7)
g	(2)		Amended and Restated Transfer Agency and Service Agreement dated July 1, 2020.(*)
g	(3)	(a)	Master Administrative Services Agreement dated September 30, 2015.(1)
g	(3)	(b)	Amendment No. 1, dated January 1, 2019, to the Master Administrative Services Agreement dated September 30, 2015.(14)

Exhibit Number			Description
g	(3)	(c)	Amended and Restated Master Administrative Services Agreement dated July 1, 2020.(*)
h	(1)		Memorandum of Agreement, dated October 13, 2020, regarding advisory fee waivers and affiliated money market fund waivers, between Registrant and Invesco Advisers, Inc.(22)
I			Omitted pursuant to General Instruction B.2 of Form N-1A.
j			Omitted pursuant to General Instruction B.2 of Form N-1A.
k			Omitted pursuant to General Instruction B.2 of Form N-1A.
l			Not Applicable.
m			Not Applicable.
n			Not Applicable.
o			Not Applicable.
p	(1)		Code of Ethics and Personal Trading Policy for North America, dated March 2020, relating to Invesco Advisers, Inc.(19)
p	(2)		Code of Ethics and Personal Trading Policy for EMEA, dated January 2020, relating to Invesco Asset Management Limited.(20)
p	(3)		Invesco Ltd. Code of Conduct, dated October 2019, relating to Invesco Asset Management (Japan) Limited.(13)
p	(4)		Invesco Hong Kong Limited Code of Ethics, dated November 2018, relating to Invesco Hong Kong Limited. (7)
p	(5)		Code of Ethics and Personal Trading Policy for North America, dated March 2020, relating to Invesco Canada, Ltd.(19)
p	(6)		Code of Ethics and Personal Trading Policy for EMEA, dated January 2020, relating to Invesco Asset Management Deutschland GmbH.(20)
p	(7)		Code of Ethics and Personal Trading Policy for North America, dated March 2020, relating to Invesco Senior Secured Management, Inc.(19)
p	(8)		Code of Ethics and Personal Trading Policy for North America, dated March 2020, relating to Invesco Capital Management, LLC.(19)
p	(9)		Invesco Asset Management (India) PVT. LTD. Personal Trading Policy amended June 28, 2019 and Invesco Ltd., Code of Conduct, dated October 2019, relating to Invesco Asset Management (India) PVT. LTD.(19)
(1)	Incorporated herein by reference to Amendment No. 51, filed on September 30, 2015.
(2)	Incorporated herein by reference to Amendment No. 55, filed on April 29, 2016.
(3)	Incorporated herein by reference to Amendment No. 58, filed on March 28, 2017.
(4)	Incorporated herein by reference to Amendment No. 59, filed on April 28, 2017.
(5)	Incorporated herein by reference to Amendment No. 60, filed on May 25, 2017.

(6)	Incorporated herein by reference to Amendment No. 62, filed on April 30, 2018.
(7)	Incorporated herein by reference to Amendment No. 64, filed on March 1, 2019.
(8)	Incorporated herein by reference to Amendment No. 65, filed on April 30, 2019.
(9)	Incorporated herein by reference to Post-Effective Amendment No. 112 to AIM Sector Funds (Invesco Sector Funds) Registration Statement on Form N-1A filed on October 25, 2019.
(10)	Incorporated herein by reference to Post-Effective Amendment No. 178 to AIM Investment Funds (Invesco Investment Funds) Registration Statement on Form N-1A filed on September 26, 2019.
(11)	Incorporated herein by reference to Post-Effective Amendment No. 91 to AIM Investment Securities Funds (Invesco Investment Securities Funds) Registration Statement on Form N-1A filed on September 26, 2019.
(12)	Incorporated herein by reference to Post-Effective Amendment No. 135 to AIM Equity Funds (Invesco Equity Funds) Registration Statement on Form N-1A filed on November 21, 2019.
(13)	Incorporated herein by reference to Post-Effective Amendment No. 154 to AIM Growth Series (Invesco Growth Series) Registration Statement on Form N-1A filed on December 9, 2019.
(14)	Incorporated herein by reference to Amendment No. 67, filed on December 13, 2019.
(15)	Incorporated herein by reference to Post-Effective Amendment No. 70 to AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust) Registration Statement on Form N-1A filed on December 19, 2019.
(16)	Incorporated herein by reference to Amendment No. 68, filed on January 27, 2020.
(17)	Incorporated herein by reference to Post-Effective Amendment No. 116 to AIM Sector Funds (Invesco Sector Funds) Registration Statement on Form N-1A filed on February 27, 2020.
(18)	Incorporated herein by reference to Post-Effective Amendment No. 189 to AIM Investment Funds (Invesco Investment Funds) Registration Statement on Form N-1A filed on March 30, 2020.
(19)	Incorporated herein by reference to Post-Effective Amendment No. 136 to AIM Funds Group (Invesco Funds Group) Registration Statement on Form N-1A filed on April 27, 2020.
(20)	Incorporated herein by reference to Post-Effective Amendment No. 130 to AIM Counselor Series Trust (Invesco Counselor Series Trust) Registration Statement on Form N-1A filed on February 11, 2020.
(21)	Incorporated herein by reference to Post-Effective Amendment No. 137 to AIM Counselor Series Trust (Invesco Counselor Series Trust) Registration Statement on Form N-1A filed on August 20, 2020.
(22)	Incorporated herein by reference to Post-Effective Amendment No. 139 to AIM Counselor Series Trust (Invesco Counselor Series Trust) Registration Statement on Form N-1A filed on October 13, 2020.
(23)	Incorporated herein by reference to Post-Effective Amendment No. 102 to AIM Investment Securities Funds (Invesco Investment Securities Funds) Registration Statement on Form N-1A on June 29, 2020.
(*)	Filed herewith electronically.
Item 29.    Persons Controlled by or Under Common Control with the Fund.
None.
Item 30.    Indemnification.
Indemnification provisions for officers, trustees, and employees of the Registrant are set forth in Article VIII of the Registrant’s Third Amended and Restated Agreement and Declaration of Trust, as amended, and Article VIII of its Third Amended and Restated Bylaws, and are hereby incorporated by reference. See Item 28(a) and (b) above. Under the Third Amended and Restated Agreement and Declaration of Trust, amended and restated effective as of April 11, 2017, (i) Trustees or officers, when acting in such capacity, shall not be personally liable for any act, omission or obligation of the Registrant or any Trustee or officer except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust; (ii) every Trustee, officer, employee or agent of the Registrant shall be indemnified to the fullest extent permitted under the Delaware Statutory Trust Act, the Registrant’s Third Amended and Restated Bylaws and other applicable law; (iii) in case any shareholder or former shareholder of the Registrant shall be held to be personally liable solely by reason of his being or having been a shareholder of the Registrant or any portfolio or class and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable portfolio (or allocable to the applicable class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Third Amended and Restated Bylaws and applicable law. The

Registrant, on behalf of the affected portfolio (or class), shall upon request by the shareholder, assume the defense of any such claim made against the shareholder for any act or obligation of that portfolio (or class).
The Registrant and other investment companies and their respective officers and trustees are insured under a joint Mutual Fund Directors and Officers Liability Policy, issued by ICI Mutual Insurance Company and certain other domestic issuers, with limits up to $100,000,000 and an additional $50,000,000 of excess coverage (plus an additional $30,000,000 limit that applies to independent directors/trustees only).
Section 16 of the Amended and Restated Master Investment Advisory Agreement between the Registrant and Invesco Advisers, Inc. (Invesco) provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Invesco or any of its officers, directors or employees, that Invesco shall not be subject to liability to the Registrant or to any shareholder of the Registrant for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
Section 10 of the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the Sub-Advisory Contract) between Invesco, on behalf of Registrant, and each of Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Limited, Invesco Canada Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc., and separate Sub-Advisory Agreements with Invesco Capital Management, LLC and Invesco Asset Management (India) Private Limited (each a Sub-Adviser, collectively the Sub-Advisers) provides that the Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Registrant in connection with the matters to which the Sub-Advisory Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance by the Sub-Adviser of its duties or from reckless disregard by the Sub-Adviser of its obligations and duties under the Sub-Advisory Contract.
Item 31.    Business and Other Connections of the Investment Adviser.
The only employment of a substantial nature of Invesco Adviser’s directors and officers is with the Adviser and its affiliated companies. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Limited, Invesco Canada Ltd., Invesco Hong Kong Limited, Invesco Senior Secured Management, Inc., Invesco Capital Management, LLC and Invesco Asset Management (India) Private Limited (each a Sub-Adviser, collectively the Sub-Advisers) reference is made to Form ADV filed under the Investment Advisers Act of 1940 by each Sub-Adviser herein incorporated by reference. Reference is also made to the caption “Item 10. Management, Organization and Capital Structure” in the Prospectus which comprises Part A of this Registration Statement, and to the caption “Item 19. Investment Advisory and Other Services” of the Statement of Additional Information which comprises Part B of this Registration Statement.
Item 32.    Principal Underwriters.
Not applicable.
Item 33.    Location of Accounts and Records.
Invesco Advisers, Inc., 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, will maintain physical possession of each such account, book or other document of the Registrant at the Registrant’s principal executive offices, 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, except for those maintained at its Atlanta offices at the address listed above or at its Louisville, Kentucky offices, 400 West Market Street, Suite 3300, Louisville, Kentucky 40202 and except for those relating to certain transactions in portfolio securities that are maintained by the Registrant’s Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, and the Registrant’s Transfer Agent and Dividend Paying Agent, Invesco Investment Services, Inc., P.O. Box 219078, Kansas City, Missouri 64121-9078.
Records may also be maintained at the offices of:

Invesco Asset Management Deutschland GmbH An der Welle 5, 1st Floor Frankfurt, Germany 60322

Invesco Asset Management Ltd. Perpetual Park Perpetual Park Drive Henley-on-Thames Oxfordshire, RG91HH United Kingdom

Invesco Asset Management (Japan) Limited Roppongi Hills Mori Tower 14F 6-10-1 Roppongi Minato-ku, Tokyo 106-6114

Invesco Hong Kong Limited 41/F, Champion Tower Three Garden Road, Central Hong Kong

Invesco Senior Secured Management, Inc. 1166 Avenue of the Americas New York, NY 10036

Invesco Canada Ltd. 5140 Yonge Street Suite 800 Toronto, Ontario Canada M2N 6X7

Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Invesco Asset Management (India) Private Limited 3rd Floor, GYS Infinity, Subhash Road Paranipe B Scheme, Ville Parle (East) Mumbai – 400 057, India
Item 34.    Management Services.
None.
Item 35.    Undertakings.
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Invesco Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Houston, and the State of Texas, on the 15th day of October, 2020.
Invesco Exchange Fund
By:	/s/ Sheri Morris
Sheri Morris
Title:	President

Exhibit Index
d(1)(b)	Amended and Restated Master Investment Advisory Agreement dated July 1, 2020
d(2)(b)	Amended and Restated Master Intergroup Sub-Advisory Agreement dated July 1, 2020
g(2)	Amended and Restated Transfer Agency and Service Agreement dated July 1, 2020
g(3)(c)	Amended and Restated Master Administrative Services Agreement dated July 1, 2020